UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2019

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.             Entry into a Material Definitive Agreement

On November 6, 2019, the Audit Committee of the Board of Directors of Bicycle Therapeutics plc (the “Company”) approved the entry by the Company into amended and restated deeds of indemnity (collectively, the “Agreements”) with each of the Company’s directors and executive officers.  The amendments to the prior forms of indemnity deeds were intended to make certain technical and non-substantive changes.  Pursuant to these Agreements, the Company has agreed, subject to limitations set forth in each Agreement, to indemnify each director and executive officer to the fullest extent permitted by law against liabilities arising out of or in connection with any civil, criminal, administrative, investigative, regulatory, or other proceeding that relates to any acts or omissions alleged to have occurred while such director or executive officer of the Company was acting in such capacity.

The above description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Form of Indemnity Deed between the Company and its directors
10.2	Form of Indemnity Deed between the Company and its executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019	BICYCLE THERAPEUTICS PLC

	By:	/s/ Lee Kalowski
Name: Lee Kalowski
Title: Chief Financial Officer